Exhibit 99.1

FOR IMMEDIATE RELEASE

Encorium Group, Inc. Completes $1.6 Million Private Placement of Common Stock and Executes Warrant Exchange Agreement; Ends Discussions to Sell Encorium OY

Encorium to Report Third Quarter 2009 Financial Results on November 16

and Hold Conference Call on November 17, 2009

Berwyn, PA, October 19, 2009 -- Encorium Group, Inc. (Nasdaq: ENCO), a full-service multinational contract research organization (CRO) that provides design, development, and management capabilities for clinical trials and patient registries to many of the world's leading pharmaceutical companies, today announced that it has completed a private placement of 3,937,500 shares of its common stock with a private investor for an aggregate purchase price of $1,575,000, or $.40 per share.

Prior to the transaction, the Company has entered into Warrant Exchange Agreements with two investors (the "Investors") pursuant to which the Company issued to the Investors an aggregate of 1,864,000 shares of Common Stock (collectively, the "Exchange Shares") and warrants to purchase an aggregate of 874,126 shares of Common Stock, exercisable for a period of five years, at an exercise price of $.40 per share (collectively, the "Exchange Warrants"). The Exchange Shares and Exchange Warrants were issued in exchange for warrants dated as of May 9, 2007 held by the Investors to purchase an aggregate of 874,126 shares of Common Stock of the Company (collectively, the "Original Warrants").

The Company also announced that it has terminated previously announced negotiations for the sale of the Company's wholly-owned subsidiary Encorium OY to a clinical research organization based in the United States and will not pursue a sale of the Company or Encorium Oy at this time. Given the Company's recent successes with respect to its strategy to grow into the world's leading vaccine franchise, including the recently announced $8.7 million of new business contract wins and the selection by a major pharmaceutical company for participation in a swine flu vaccine program, together with the investment announced today, the Company believes it is well positioned to win future contracts in the vaccine and oncology fields. As a result, the Company believes stockholder value will be maximized by moving ahead independently, while continuing to focus on clinical vaccine development.

Dr. Kai Lindevall, executive chairman stated, "We are very pleased that we were able to close this financing to shore up our balance sheet and provide the Company with additional working capital. Our experience and capabilities in the vaccine field coupled with the recent new awards in this area demonstrate the long term potential we have to grow into a leading vaccine franchise with expertise in pre-clinical support, regulatory consultancy and strategic trial planning. We believe these developments will position us to move ahead independently and are in the best interest of all stockholders."

Of the 35,000,000 authorized capital stock of the Company, 26,325,383 shares of common stock will be issued and outstanding immediately following the closing.

The shares of common stock issued in connection with the above transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Exchange Shares will be immediately freely transferable pursuant to Rule 144 of the Act since the investors are not affiliates of the Company and since the Investors will be deemed to have held the Exchange Shares for greater than 6 months pursuant to (d)(3)(ii) of Rule 144. For additional information on the transactions described below, please see our Current Report on Form 8-K filed with the SEC on October 19, 2009, which is available on the SEC website at www.sec.gov

Quarterly Results and Conference Call

Financial results for the third quarter ended September 30, 2009 are scheduled for Monday, November 16, 2009, after the market closes. Encorium will hold a conference call at 11:00 a.m. EST Tuesday, November 17, 2009, to discuss its financial results and corporate developments. Additional details will be forthcoming.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization specializing in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as infectious diseases, cardiovascular, vaccines, oncology, diabetes endocrinology/metabolism, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women's health and respiratory medicine. Encorium believes that its expertise in the design of complex clinical trials, its therapeutic experience and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process.

This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that we may not have sufficient funds to operate our business; (ii) our success in attracting new business and retaining existing clients and projects; (iii) the size, duration and timing of clinical trials we are currently managing may change unexpectedly; (iv) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues and cash-on-hand to decline unexpectedly; (v) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (vi) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vii) the ability to maintain profit margins in a competitive marketplace; (viii) our ability to attract and retain qualified personnel; (ix) the sensitivity of our business to general economic conditions; (x) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (xi) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xii) our backlog may not be indicative of future results and may not generate the revenues expected; and (xiii) uncertainties regarding the availability of additional capital and continued listing of our common stock on Nasdaq. You should not place undue reliance on any forward-looking statement. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events. Please refer to the section entitled "Risk Factors" in the Company Annual Report on Form 10-K for the year ended December 31, 2008 and the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2009 for a more complete discussion of factors which could cause our actual results and financial position to change.

CONTACT:

Encorium Group, Inc.

Philip L. Calamia, Chief Financial Officer

610-989-4208